UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008 (April 25, 2008)

UKARMA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-140633	68-048-2472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

520 Broadway, Suite 350 Santa Monica, CA	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 998-8909

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by uKarma Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

On April 25, 2008, uKarma Corporation, a Nevada corporation ("uKarma") entered into a lease agreement (the "Lease") with Jeffrey A. Fischer, Hilary K. Fisher and Garvin Drive Limited Partnership ("Landlord"), for approximately 6,360 square feet of studio space in Los Angeles, California. The studio is located at 13920 Ventura Boulevard and will be used to offer Xflowsion, fitness and yoga classes along with retail items and incidental food.

The term of the Lease is five (5) years and will commence the earlier of (i) August 23, 2008, or (ii) the date uKarma first opens for business in the studio space. uKarma has the option to extend and renew the lease for two additional five-year periods (each an “Option Period” or collectively “Option Periods”).

The minimum rent payable is $22,000 per month, which shall be increased on each anniversary of the initial commencement date to an amount equal to the minimum monthly rent payable for the immediately preceding month, multiplied by 1.03. For the first twelve months of each Option Period, the minimum rent payable shall be increased effective the first day of the Option Period to the greater of (i) the amount obtained by multiplying the monthly minimum rent payable for the immediately preceding month by 1.03, and (ii) the going market rental as of the date of the commencement of the applicable Option Period.

The foregoing discussion provides only a brief description of the document described above. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Lease Agreement, dated as of April 25, 2008, by and between uKarma Corporation and Jeffrey A. Fischer and Hilary K. Fischer and Garvin Drive Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UKARMA CORPORATION
(Registrant)

Date: May 1, 2008	By:	/s/ Bill Glaser
Bill Glaser
Chief Executive Officer